Exhibit 15.2

March 30, 2012

TUDOU HOLDINGS LIMITED

Building No. 6, X2 Creative Park

1238 Xietu Road, Xuhui District

Shanghai 200032

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings of “Risk Factors” in Tudou Holdings Limited’s Annual Report on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of March, 2012.

Yours faithfully,

/s/ Fangda Partners

Fangda Partners